AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") between OrderPro
Logistics, Inc. an Arizona corporation ("OPLI") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of OPLI and FifthCAI, Inc. an Nevada corporation ("CAI")

     Whereas, CAI wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of OPLI in a transaction intended to qualify as a reorganization within the meaning of 368(a)(1)(B) of the Internal Revenue Code 1986, as amended.

     Now, therefore, CAI and the Shareholders adopt this plan of reorganization and agree as follows:

     1. EXCHANGE OF STOCK.

     1.1. NUMBER OF SHARES. The Shareholders agree to transfer to CAI at the Closing (defined below) all of the shares of common stock of OPLI, $.00 par value per share and $150,000.00, in exchange for 4,660,000 shares of common of stock of CAI as indicated in Exhibit A.

     1.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of OPLI common stock shall surrender such certificates for cancellation to CAI, and shall receive in exchange a certificate or certificates representing the number of full shares of CAI common stock into which the shares of OPLI common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of OPLI shares by the Shareholders shall be effected by the delivery to CAI at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

     1.3. FRACTIONAL SHARES. Fractional shares of CAI common stock shall not be issued, but in lieu thereof CAI shall round up fractional shares to the next highest whole number.

     1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as CAI may request in order to more effectively sell, transfer, and assign the transferred stock to CAI and to confirm CAI's title thereto.

     2. RATIO OF EXCHANGE. The securities of OPLI owned by the Shareholders, and the relative securities of CAI for which they will be exchanged, are set out in Exhibit A.

     3. CLOSING.

     3.1. TIME AND PLACE. The Closing contemplated herein shall be held as soon as possible at the offices of FifthCAI, Inc. 10245 E. via Linda, Suite 220 Scottsdale, AZ unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

     3.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication OR other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

     4. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Closing represented OPLI common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of CAI common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of OPLI common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

     5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     The Shareholders, individually and separately, represent and warrant as follows:

     5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of OPLI shares which are listed in the attached schedule and which they have contracted to exchange.

     5.2. LITIGATION. There is no litigation or proceeding pending or to any Shareholder's knowledge threatened, against or relating to shares of OPLI held by the Shareholders.

     6. REPRESENTATIONS AND WARRANTIES OF CAI

     CAI represents and warrants as follows:

     6.1 CORPORATE STATUS. CAI is a corporation duly Organized, validly existing, and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     6.2 CAPITALIZATION. The authorized capital stock of CAI consists of shares of common stock of which shares are issued and outstanding, all fully paid and nonassessable and no shares of non-designated preferred stock.

     6.3 SUBSIDIARIES. CAI has no subsidiaries.

     6.4 LITIGATION. There is no litigation or proceeding pending, or to the Company's knowledge threatened, against or relating to CAI, its properties or business, except as set forth in a list certified by the president of CAI and delivered to the Shareholders.

     6.5 CONTRACTS. CAI is not a party to any material contract other than those listed as an attachment hereto.

     6.6 NO VIOLATION. Execution of this Agreement and performance by CAI hereunder has been duly authorized by all requisite corporate action on the part of CAI, and this Agreement constitutes a valid and binding obligation of CAI and performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgement, decree, law, or regulation to which any property of CAI is subject or by which CAI is bound.

     6.7 TAXES. CAI has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. CAI has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of CAI and are reflected in. the financial statements furnished hereto.

     6.8 TITLE TO PROPERTY. CAI has good and marketable title to all properties and assets, real and personal, reflected in CAI's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and CAI 's properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for. liens shown therein, with respect to which no default exists.

     6.9 CORPORATE AUTHORITY. CAI has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

     6.10 INVESTMENT INTENT. CAI is acquiring the OPLI shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

     7. CONDUCT PENDING THE CLOSING

     CAI and the Shareholders covenant that between the date of this Agreement, and the Closing as to each of them:

     7.1. No change will be made in the charter documents, by-laws, or other corporate documents of CAI.

     7.2. CAI will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     7.3. None of the Shareholders will sell, transfer, assign hypothecate, lien, or otherwise dispose or encumber the OPLI shares of common stock owned by them..

     8. CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS

     The: Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

     8.1. CAI REPRESENTATIONS AND WARRANTIES. The representations and warranties of CAI set forth herein shall. be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

     8.2. CAI COVENANTS. CAI shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

     8.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of CAI.

     8.4. SUPPORTING DOCUMENTS OF CAI. CAI shall have deliverer to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:

         (a) CAI is a corporation duly organized, validly existing, and in good standing;

         (b) CAI's authorized capital stock is as set forth herein;

         (c) Certified copies of the resolutions of the board of directors of CAI authorizing the execution of this Agreement and consummation hereof;

         (d) Secretary's Certificate of incumbency of the officers and directors of CAI

         (e) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     9. CONDITIONS PRECEDENT TO OBLIGATION OF CAI

     CAI obligation to consummate this merger shall. be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by CAI.

     9.1 SHAREHOLDER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

     9.2. SHAREHOLDER'S COVENANTS. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

     10 TERMINATION. This Agreement by be terminated (1) by mutual consent in writing; (2) by either the Shareholders or CAI if there has been material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by either Shareholders or CAI if the Closing shall. not have taken place within 15 days following execution of this Agreement, unless adjourned to a later date by mutual consent in. writing.

     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representation and warranties of the Shareholders and CAI set out herein shall survive the Closing.

     12. ARBITRATION

     12.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Arizona

     12.2. CONSENT TO JURISDICTION, SITUS AND JUDGMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State ofArizona. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over enforcement of such awards.

     12.3 APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Arizona, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

     12.4. DISCLOSURE AND DISCOVERY. The arbitrator may in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure anal discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

     12.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much a possible the same as if the dispute had been determined by a court of competent jurisdiction.

     12.6. FINALITY AND FEES. Any award or decision by the America. Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

     12.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict. themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

     12.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

     12.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them whenever arising, whether in regard to this agreement or any other matter, from whatever the cause based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

     12.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

     13. GENERAL PROVISIONS

     13.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

     13.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligation, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     13.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

     13.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been, given if delivered in person or sent by prepaid first-class certified mail, return receipt requested or recognized commercial courier service as follows:

     If to OPLI and Shareholders, to:

     Richard L. Windorski
     7400 North Oracle Road #372
     Tucson, Arizona 85704

     If to FifthCAI, Inc., to:

     FifthCAI, Inc
     10245 E. Via Linda, Suite 220
     Scottsdale, Arizona 85258

     13.5 GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona

     13.6 ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     13.7 COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an, original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     13.8. CLOSING DATE. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than
1.5 days following execution of this agreement unless extended by mutual consent of the parties.

     1.3.9. REVIEW OF THE AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

     13.10. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon. and shall be dated.

     13.11. EFFECTIVE DATE. This effective date of this agreement shall he upon its execution.

         SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION BETWEEN
          ORDERPRO LOGISTICS, INC.AND THE SHAREHOLDERS OF FIFTHCAI, INC

     IN WITNESS WHEREOF, the parties have executed this agreement.

ORDERPRO LOGISTICS INC.                         FIFTHCAI, INC.

DATED  September 29, 2000                       DATED September 28, 2000
     -------------------------                       ---------------------------

By  /s/ Richard L. Windorski                    By /s/ Edmond L. Lonergan
  ----------------------------                      ----------------------------
  Richard L. Windorski                              Edmond L. Lonergan
  President                                         President

THE SHAREHOLDERS OF ORDERPRO LOGISTICS, INC.:

       NAME                                             DATE
       ----                                             ----
OP Logistics L.P.

RW Ventures, Inc. General Partner

By /s/ Jean Windorski                           September 29, 2000
  ----------------------------                  ---------------------------
  Jean Windorski, President

RER Consulting, Inc.

By /s/Robert E. Ringle                          September 29, 2000
  ----------------------------                  ---------------------------
  Robert E. Ringle, President

Econometric Consultants, Inc

By /s/Patricia Milligan                         September 29, 2000
  ----------------------------                  ---------------------------
  Patricia Milligan
  Vice President

/s/ Alvan W.Lafrenz                             September 29, 2000
------------------------------                  ---------------------------
Alvan W.Lafrenz

/s/ John Sweariningen                           September 29, 2000
------------------------------                  ---------------------------
John Sweariningen

/s/ Genevieve Attarian                          September 29, 2000
------------------------------                  ---------------------------
Genevieve Attarian

/s/ Kathleen K. Yasick                          September 29, 2000
------------------------------                  ---------------------------
Kathleen K. Yasick

/s/ Lynn M. Windorski                           September 29, 2000
------------------------------                  ---------------------------
Lynn M. Windorski

       NAME                                             DATE
       ----                                             ----

/s/ Lori R. Cochran                             September 29, 2000
------------------------------                  ---------------------------
Lori R. Cochran

/s/ Sarah J. Proctor                            September 29, 2000
------------------------------                  ---------------------------
Sarah J. Proctor

/s/ Emilie Milligan                             September 29, 2000
------------------------------                  ---------------------------
Emilie Milligan

/s/ Sondra Lafrenz                              September 29, 2000
------------------------------                  ---------------------------
    Sondra Lafrenz

Academic Experties S.R.L.

By /s/ Mario Monteil Salinas                    September 29, 2000
  ----------------------------                  ---------------------------
  Mario Monteil Salinas

Business and Sciences S.R.L.

By /s/ Mario Monteil Salinas                    September 29, 2000
  ----------------------------                  ---------------------------
  Mario Monteil Salinas

West Side Securities, S.A.

By /s/ Mario Monteil Salinas                    September 29, 2000
  ----------------------------                  ---------------------------
  Mario Monteil Salinas

International Management Securities, S.A.

By /s/ Erika Mora Vargas                        September 29, 2000
  ----------------------------                  ---------------------------
  Erika Mora Vargas

World Fund of Investments

By /s/ Erika Mora Vargas                        September 29, 2000
  ----------------------------                  ---------------------------
  Erika Mora Vargas

James K. Larrington Corporation

By /s/ James K. Larrington                      September 29, 2000
  ----------------------------                  ---------------------------
  James Larrington, President

/s/ Joel K. Windorski                           September 29, 2000
------------------------------                  ---------------------------
Joel K. Windorski

/s/ Wallace A. Jacobsen                         September 29, 2000
------------------------------                  ---------------------------
Wallace A. Jacobsen

/s/ Mark Senden, /s/ Karen Senden               September 29, 2000
--------------------------------------------    ---------------------------
Mark and Karen Senden

       NAME                                             DATE
       ----                                             ----

/s/ Richard Valentino, /s/ Mary Jo Valentino    September 29, 2000
--------------------------------------------    ---------------------------
Richard and Mary Jo Valentino

/s/Richard Valentino, /s/Sandra Valentino       September 29, 2000
--------------------------------------------    ---------------------------
Richard and Sandra Valentino

/s/ Rex Cochran                                 September 29, 2000
------------------------------                  ---------------------------
Rex Cochran

/s/ Rex W. Cochran                              September 29, 2000
------------------------------                  ---------------------------
Rex W. Cochran

/s/ Heather M. Honert                           September 29, 2000
------------------------------                  ---------------------------
Heather M. Honert


THE SHAREHOLDERS OF FIFTHCAI, INC..

Corporate Architects, Inc.
By /s/ Edmond L. Lonergan                       September 29, 2000
------------------------------                  ---------------------------
Edmond L. Lonergan, President

/s/ Kenneth R. Lew                              September 29, 2000
------------------------------                  ---------------------------
Kenneth R. Lew

/s/ Carl P. Ranno                               September 29, 2000
------------------------------                  ---------------------------
Carl P. Ranno